Exhibit 99.1

FOR IMMEDIATE RELEASE

Duos Technologies Group, Inc. Announces Proposed Public Offering of Common Stock

JACKSONVILLE, FL, July 30, 2025 — Duos Technologies Group, Inc. (“Duos” or the “Company”) (Nasdaq: DUOT) a provider of adaptive, versatile and streamlined Edge Data Center (“EDC”) solutions tailored to meet evolving needs in any environment, today announced that it is commencing an underwritten public offering of shares of its common stock (or common stock equivalents). The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The net proceeds from the offering will be used to expand, accelerate, and further commercialize the Company’s Edge Data Center business. With this funding, the Company is expected to be fully capitalized to execute on its substantial backlog and advance to Stage 2 of its EDC strategy, which is the development and deployment of more than 65 edge data centers.

Titan Partners Group, a division of American Capital Partners, is acting as the sole bookrunner for the offering.

The offering is being made pursuant to a shelf registration statement on Form S-3 (File No. 333-272603) filed with the Securities and Exchange Commission (“SEC”) on June 12, 2023, and declared effective by the SEC on June 21, 2023.

A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering, when available, may also be obtained by contacting Titan Partners Group LLC, a division of American Capital Partners, LLC, 4 World Trade Center, 29th Floor, New York, NY 10007, by phone at (929) 833-1246 or by email at prospectus@titanpartnersgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Duos Technologies Group, Inc.

Duos Technologies Group, Inc. (Nasdaq: DUOT), based in Jacksonville, Florida, through its wholly owned subsidiaries, Duos Technologies, Inc., Duos Edge AI, Inc., and Duos Energy Corporation, designs, develops, deploys and operates intelligent technology solutions for Machine Vision and Artificial Intelligence (“AI”) applications including real-time analysis of fast-moving vehicles, Edge Data Centers and power consulting. For more information, visit www.duostech.com , www.duosedge.ai and www.duosenergycorp.com.

Forward- Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our expectations regarding the completion, terms, size, and timing of the public offering, and with respect to granting the underwriters a 30-day option to purchase additional shares, in addition to our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include risks and uncertainties related to completion of the public offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the public offering and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. All forward-looking statements attributable to Duos Technologies Group, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Contacts

Corporate

Fei Kwong, Director, Corporate Communications

Duos Technologies Group, Inc. (Nasdaq: DUOT)
904-652-1625
fk@duostech.com